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                                                                     Exhibit 23

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement Nos. 333-30654 and 333-85491 of Active Software, Inc. and subsidiaries on Form S-8 of our reports dated January 21, 2000 (February 27, 2000 as to Note 12), appearing in this Annual Report on Form 10-K of Active Software, Inc. and subsidiaries for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
March 27, 2000